Zumiez Inc. Announces Fiscal 2015 Third Quarter Results

Third Quarter Earnings per Share of $0.36; Company Announces $70 Million Buy-Back Authorization

LYNNWOOD, WA -- (Marketwired - December 03, 2015) - Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the third quarter ended October 31, 2015.

Total net sales for the third quarter ended October 31, 2015 (13 weeks) decreased 4.2% to $204.3 million from $213.3 million in the quarter ended November 1, 2014 (13 weeks). Comparable sales for the thirteen weeks ended October 31, 2015 decreased 7.3% compared with a comparable sales increase of 3.7% for the thirteen weeks ended November 1, 2014. Net income in the third quarter of fiscal 2015 decreased to $9.7 million, or $0.36 per diluted share, compared to net income of $15.7 million, or $0.54 per diluted share in the third quarter of the prior fiscal year. The results for fiscal 2014 include costs of $0.6 million, or $0.02 for charges associated with the acquisition of Blue Tomato

Total net sales for the nine months (39 weeks) ended October 31, 2015 increased 1.6% to $561.7 million from $553.0 million reported for the nine months (39 weeks) ended November 1, 2014. Comparable sales decreased 3.4% for the thirty nine weeks ended October 31, 2015 compared with a comparable sales increase of 3.0% for the thirty nine weeks ended November 1, 2014. Net income in the first nine months of fiscal 2015 decreased to $15.6 million, or $0.55 per diluted share, compared to net income for the first nine months of the prior fiscal year of $25.7 million, or $0.88 per diluted share. Results for the first nine months of fiscal 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato. Results for the first nine months of fiscal 2014 include approximately $1.9 million, or $0.05 per diluted share, for charges associated with the acquisition of Blue Tomato.

At October 31, 2015, the Company had cash and current marketable securities of $51.1 million compared to cash and current marketable securities of $108.7 million at November 1, 2014. The decrease in cash and current marketable securities is a result of stock repurchases and capital expenditures, partially offset by cash generated through operations.

During the quarter, the Company repurchased 0.7 million shares on the open market for a total of $16.7 million. Year to date through November, we have purchased 3.0 million shares on the open market for a total $77.7 million. Today the company announced that the Board of Directors of Zumiez Inc. has authorized the repurchase of up to an additional $70 million of its Common Stock.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We've moved quickly to reduce expenses to protect profitability in the face of challenging sales trends, which helped us exceed our bottom line guidance for the third quarter. With the fourth quarter off to a slow start combined with tougher sales comparisons ahead, we believe it's prudent to maintain a cautious outlook for the remainder of fiscal 2015 and we are focused on managing expenses and inventory levels during this difficult time. Long-term we remain confident that the strategic course we have set for the company will deliver increased shareholder value in the years ahead."

November 2015 Sales

Total net sales for the four-week period ended November 28, 2015 decreased 10.6% to $62.8 million, compared to $70.3 million for the four-week period ended November 29, 2014. The Company's comparable sales decreased 13.8% for the four-week period ended November 28, 2015 compared with a comparable sales increase of 6.3% for the four-week period ended November 29, 2014.

Fiscal 2015 Fourth Quarter Outlook

The Company is introducing guidance for the three months ending January 30, 2016. Net sales are projected to be in the range $226 to $231 million resulting in net income per diluted share of approximately $0.40 to $0.46. This guidance is based on an anticipated comparable sales decrease in the 14% to 16% range for the fourth quarter of fiscal 2015.

A conference call will be held today to discuss third quarter fiscal 2015 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 614-6206 followed by the conference identification code of 28648169.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear and other unique lifestyles. As of November 28, 2015 we operated 659 stores, including 593 in the United States, 42 in Canada, and 24 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended August 1, 2015 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                            Three Months Ended
                               -------------------------------------------
                               October 31,    % of    November 1,    % of
                                   2015       Sales       2014      Sales
                               -----------  --------  -----------  -------
Net sales                      $   204,320     100.0% $   213,341    100.0%
Cost of goods sold                 134,261      65.7%     135,481     63.5%
                               -----------  --------  -----------  -------
Gross profit                        70,059      34.3%      77,860     36.5%

Selling, general and
 administrative expenses            54,835      26.8%      52,885     24.8%
                               -----------  --------  -----------  -------
Operating profit                    15,224       7.5%      24,975     11.7%

Interest income, net                    84       0.0%         147      0.1%
Other expense, net                     (71)      0.0%        (220)    (0.1%)
                               -----------  --------  -----------  -------
Earnings before income taxes        15,237       7.5%      24,902     11.7%

Provision for income taxes           5,584       2.7%       9,175      4.3%
                               -----------  --------  -----------  -------

Net income                     $     9,653       4.8% $    15,727      7.4%
                               ===========  ========  ===========  =======

Basic earnings per share       $      0.36            $      0.54
                               ===========            ===========

Diluted earnings per share     $      0.36            $      0.54
                               ===========            ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                             26,467                 28,857

  Diluted                           26,602                 29,147

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Nine Months Ended
                               --------------------------------------------
                               October 31,    % of     November 1,   % of
                                   2015       Sales       2014       Sales
                               -----------  --------  ------------ --------
Net sales                      $   561,749     100.0% $    552,982    100.0%
Cost of goods sold                 377,382      67.2%      363,677     65.8%
                               -----------  --------  ------------ --------
Gross profit                       184,367      32.8%      189,305     34.2%

Selling, general and
 administrative expenses           159,706      28.4%      149,012     26.9%
                               -----------  --------  ------------ --------
Operating profit                    24,661       4.4%       40,293      7.3%

Interest income, net                   440       0.1%          475      0.0%
Other income (expense), net           (227)      0.0%           69      0.0%
                               -----------  --------  ------------ --------
Earnings before income taxes        24,874       4.5%       40,837      7.3%

Provision for income taxes           9,238       1.6%       15,158      2.7%
                               -----------  --------  ------------ --------

Net income                     $    15,636       2.9% $     25,679      4.6%
                               ===========  ========  ============ ========

Basic earnings per share       $      0.56            $       0.89
                               ===========            ============

Diluted earnings per share     $      0.55            $       0.88
                               ===========            ============

Weighted average shares used
 in computation of earnings
 per share:
  Basic                             27,973                  28,832

  Diluted                           28,178                  29,177

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                      October 31,  January 31,  November 1,
                                          2015         2015         2014
                                      -----------  -----------  -----------
                Assets                (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents             $     4,784  $    20,862  $    13,785
Marketable securities                      46,342      133,782       94,902
Receivables                                15,316       12,653       14,638
Inventories                               133,565       93,850      133,411
Prepaid expenses and other                 12,987       11,651       12,451
Deferred tax assets                         7,686        6,965        6,828
                                      -----------  -----------  -----------
  Total current assets                    220,680      279,763      276,015

Fixed assets, net                         143,856      135,642      140,364
Goodwill                                   54,649       55,852       60,551
Intangible assets, net                     11,881       13,062       15,047
Long-term other assets                     10,004        9,386        7,595
                                      -----------  -----------  -----------
  Total long-term assets                  220,390      213,942      223,557

  Total assets                        $   441,070  $   493,705  $   499,572
                                      ===========  ===========  ===========

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $    47,230  $    32,094  $    61,394
Accrued payroll and payroll taxes           9,765       13,047       10,131
Income taxes payable                        3,235        4,651        3,762
Deferred rent and tenant allowances         8,040        7,083        7,176
Other liabilities                          20,896       24,572       25,357
                                      -----------  -----------  -----------
  Total current liabilities                89,166       81,447      107,820

Long-term deferred rent and tenant
 allowances                                45,383       42,553       43,264
Long-term deferred tax liabilities          2,293        5,738        1,622
Other long-term liabilities                 4,698        4,443        2,666
                                      -----------  -----------  -----------
  Total long-term liabilities              52,374       52,734       47,552

                                      -----------  -----------  -----------
  Total liabilities                       141,540      134,181      155,372
                                      -----------  -----------  -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    -            -            -
Common stock, no par value, 50,000
 shares authorized; 26,683 shares
 issued and outstanding at October
 31, 2015, 29,418 shares issued and
 outstanding at January 31, 2015, and
 29,225 shares issued and outstanding
 at November 1, 2014                      133,803      129,094      121,703
Accumulated other comprehensive loss      (13,920)     (11,278)      (1,698)
Retained earnings                         179,647      241,708      224,195
                                      -----------  -----------  -----------
  Total shareholders' equity              299,530      359,524      344,200
                                      -----------  -----------  -----------

  Total liabilities and shareholders'
   equity                             $   441,070  $   493,705  $   499,572
                                      ===========  ===========  ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                      Nine Months Ended
                                                 --------------------------
                                                  October 31,   November 1,
                                                     2015          2014
                                                 ------------  ------------
Cash flows from operating activities:
Net income                                       $     15,636  $     25,679
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               23,158        21,556
Deferred taxes                                         (5,223)       (4,735)
Stock-based compensation expense                        3,843         3,258
Excess tax benefit from stock-based compensation         (714)         (558)
Other                                                   1,222           431
  Changes in operating assets and liabilities:
    Receivables                                        (3,211)       (4,259)
    Inventories                                       (40,571)      (47,703)
    Prepaid expenses and other                         (1,127)       (5,990)
    Trade accounts payable                             15,951        42,971
    Accrued payroll and payroll taxes                  (3,231)         (377)
    Income taxes payable                                 (964)       (1,087)
    Deferred rent and tenant allowances                 3,924         6,355
    Other liabilities                                  (8,217)       (1,106)
                                                 ------------  ------------
Net cash provided by operating activities                 476        34,435
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (27,115)      (28,972)
Purchases of marketable securities and other
 investments                                          (58,641)      (74,398)
Sales and maturities of marketable securities
 and other investments                                144,446        75,652
                                                 ------------  ------------
Net cash provided by (used in) investing
 activities                                            58,690       (27,718)
                                                 ------------  ------------

Cash flows from financing activities:
Proceeds from revolving credit facilities              33,504         6,056
Payments on long-term debt and revolving credit
 facilities                                           (32,393)       (2,874)
Repurchase of common stock                            (77,697)      (19,557)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments            678         3,411
Excess tax benefit from stock-based compensation          714           558
                                                 ------------  ------------
Net cash used in financing activities                 (75,194)      (12,406)
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                              (50)         (160)

Net decrease in cash and cash equivalents             (16,078)       (5,849)
  Cash and cash equivalents, beginning of period       20,862        19,634
                                                 ------------  ------------
  Cash and cash equivalents, end of period       $      4,784  $     13,785
                                                 ============  ============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes,
   net of refunds                                $     15,348  $     20,931
  Accrual for purchases of fixed assets                 5,487         5,046

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200